EXHIBIT 1

                             JOINT FILING AGREEMENT

     ROBERT M. WORSLEY, CHRISTI M. WORSLEY and THE THE ROBERT MERRILL WORSLEY AND CHRISTI MARIE WORSLEY FAMILY REVOCABLE TRUST DATED 7/28/98 hereby agree and consent to the joint filing on their behalf of the foregoing Schedule 13G/A relating to their beneficial ownership of the Common Stock of SkyMall,Inc.



DATED: February 14, 2001                  /s/ Robert M. Worsley
                                          --------------------------------------
                                          ROBERT M. WORSLEY


DATED: February 14, 2001                  /s/ Christi M. Worsley
                                          --------------------------------------
                                          CHRISTI M. WORSLEY

                                          THE ROBERT MERRILL WORSLEY AND CHRISTI
                                          MARIE WORSLEY FAMILY REVOCABLE TRUST
                                          DATED 7/28/98

DATED: February 14, 2001                  By: /s/ Robert M. Worsley
                                              ----------------------------------
                                              ROBERT M. WORSLEY, TRUSTEE


DATED: February 14, 2001                  By: /s/ Christi M. Worsley
                                              ----------------------------------
                                              CHRISTI M. WORSLEY, TRUSTEE